Filed Pursuant to Rule 424(b)(5)
Registration No. 333-280391
PROSPECTUS SUPPLEMENT
(To Prospectus dated June 21, 2024)

TRINITY BIOTECH PLC Up to $1,870,000 American Depositary Shares representing A Ordinary Shares
This prospectus supplement, relating to the offer and sale of up to $1,870,000 of American Depositary Shares (“ADSs”) representing our A Ordinary Shares, par value $0.0109 per share (“A Ordinary Shares”) (each ADS represents 20 A Ordinary Shares), from time to time, supplements the prospectus dated June 21, 2024, as supplemented by the prospectus supplement dated July 12, 2024.

On July 12, 2024, we entered into an At the Market Offering Agreement (the “Sales Agreement”), with Craig-Hallum Capital Group LLC (“Craig-Hallum”) relating to the sale of our ADSs and, as of August 28, 2024, we have sold 1,904,984 ADSs under the Sales Agreement, with an aggregate offering price of approximately $5,500,000. In accordance with the terms of such Sales Agreement, we may offer and sell additional ADSs representing A Ordinary Shares under this prospectus supplement and the accompanying prospectus from time to time through or to Craig-Hallum acting as our sales agent or principal.

Our ADSs are listed for trading on the Nasdaq Global Select Market ("Nasdaq”) under the symbol “TRIB.” On August 27, 2024, the closing price of an ADS on Nasdaq was $2.50.

Sales of our ADSs, if any, under this prospectus supplement and the accompanying prospectus will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the Securities Act). Craig-Hallum is not required to sell any specific amount of securities but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Craig-Hallum and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Craig-Hallum for sales of ADSs sold pursuant to the Sales Agreement will be 3.0% of the gross proceeds of any ADSs sold under the Sales Agreement. In connection with the sale of the ADSs on our behalf, Craig-Hallum will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Craig-Hallum will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Craig-Hallum with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the Exchange Act).

Based on the closing sale price of $3.30 of our ADSs on Nasdaq on July 19, 2024 and approximately 6,699,910 non-affiliate outstanding ADSs, the aggregate market value of our public float, calculated according to General Instruction I.B.5 of Form F-3, is approximately $22,109,703. Under the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, we may not sell our securities in a primary offering with a value exceeding one-third of our public float in any 12-month period (unless our public float rises to $75.0 million or more). We have sold approximately $5,500,000 of securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus supplement. As such, this prospectus supplement relates to the offer and sale of no more than $1,870,000 of ADSs.

Our business and an investment in our ADSs involve significant risks. These risks are described under the caption “Risk Factors” beginning on page S-7 of this prospectus supplement and beginning on page 4 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Craig-Hallum

The date of this prospectus supplement is August 28, 2024

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

BASE PROSPECTUS

iii

          Unless expressly stated otherwise, in this prospectus supplement, references to “we”, “us”, “Trinity Biotech” or the “Group” shall mean Trinity Biotech plc and its world-wide subsidiaries, collectively.  References to the “Company” shall mean Trinity Biotech plc. All references to “dollars” or “$” in this prospectus supplement are to U.S. dollars, and all references to “Euro” or “€” are to European Union Euro.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our ADSs and supplements information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus.  The second part is the accompanying prospectus, which gives more general information about us and the ADSs that we may offer from time to time under our shelf registration statement.  To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, the information in this prospectus supplement shall control.

You should read this document together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.  We have not authorized the sales agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus.  You should not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus that we may authorize to be provided to you.  This prospectus supplement, the accompanying prospectus and any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy ADSs, nor does this prospectus supplement, the accompanying prospectus and any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy ADSs in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement, the accompanying prospectus and any related free writing prospectus is delivered or ADS is sold on a later date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made.  Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement is not intended to be and is not a prospectus for purposes of: (i) Regulation (EU) 2017/1129 of the European Parliament and of the Council or the European Union (Prospectus) Regulations 2019 of Ireland; or (ii) Regulation (EU) 2017/1129 as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 of the United Kingdom, as amended by the Prospectus (Amendment etc.) (EU Exit) Regulations 2019 of the United Kingdom, (the UK Prospectus Regulation). No offer of shares to the public is made, or will be made, that requires the publication of a prospectus pursuant to European prospectus law or the UK Prospectus Regulation. This document has been prepared on the basis that any offer of shares in any relevant European Economic Area member state or the United Kingdom will be made pursuant to an exemption under European prospectus law and the UK Prospectus Regulation from the requirement to publish a prospectus for offers of shares and does not constitute an offer or solicitation to anyone to purchase shares in any jurisdiction in which such an offer or solicitation is not authorized nor to any person to whom it is unlawful to make such an offer or solicitation. This document has not been reviewed or approved by the Central Bank of Ireland nor by any other competent or supervisory authority of any other member state of the European Economic Area or the United Kingdom for the purposes of the EU Prospectus Regulation, or the UK Prospectus Regulation, as applicable. Any representation to the contrary is a criminal offense.

iv

FORWARD‑LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference contain forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms including “anticipate,” “estimate,” “plan,” “project,” “potential,” “predict” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “should,” “will,” “would,” “could” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Examples of forward-looking statements include, but are not limited to, statements about:

•	the development of future products;
•	the potential attributes and benefit of our products and their competitive position;
•	our ability to successfully commercialize, or enter into strategic relationships with third parties to commercialize, our products;
•	our estimates regarding expenses, future revenues, capital requirements and our need for additional financing;
•	statements of our plans and objectives;
•	our ability to acquire or in-license new product candidates;
•	potential strategic relationships;
•	the duration of our patent portfolio; and
•	statements regarding the capabilities of our business operations;
•	statements of expected future economic performance;
•	statements regarding competition in our market; and
•	assumptions underlying statements regarding us or our business.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	our substantial indebtedness, which could impair our flexibility and access to capital and adversely affect our financial position;
•	our ability to generate or raise sufficient funds to repay our debt as it becomes due and to continue as a going concern;
•	pandemics or other public health emergencies, including ongoing effects of the COVID-19 pandemic;
•
the occurrence of hostilities and political instability, including hostilities between Russia and Ukraine and between Hamas and Israel, and resulting volatility and other effects on global economic conditions;

•	changes in customer demand;
•	our ability to successfully develop and commercialize new products, including our new biosensor related products, including our continuous glucose monitoring (“CGM”) product;
•
recalls of our products or liability claims in connection with our products and services and the cost and reputational harm associated with such recalls or claims and with any voluntary corrective actions or regulatory agency enforcement actions;

•	delays or failures in our clinical trials and failure to maintain regulatory approvals and clearances to manufacture, market and distribute our products;
•	interruptions in production at our principal manufacturing facilities, our third-party manufacturing facilities or our supplier;

•	the extent to which we are successful in gaining new long-term relationships with customers or retaining existing ones;
•	developments and changes in laws and regulations, including increased regulation of our industry through legislative action and revised rules and standards;
•	security breaches, cybersecurity attacks and other significant disruptions;
•	natural events such as severe weather, fires, floods and earthquakes or man-made or other disruptions of our business and facilities;
•	strategic actions, including acquisitions and dispositions and our success in integrating acquired businesses; and
•	our ability to obtain and protect rights to the intellectual property necessary for the conduct of our business and the potential costs of enforcing or defending those rights.

We caution you to carefully consider these risks and not to place undue reliance on our forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not assume an obligation to or intend to update or revise any forward-looking statements. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. We caution you not to give undue weight to such projections, assumptions and estimates.

PROSPECTUS SUPPLEMENT SUMMARY

          This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. The summary does not contain all the information that you should consider before investing in our ADSs.  You should read the entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus, including our annual report on Form 20-F, as amended, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus.

Our Company

We are a commercial stage biotechnology company focused on diabetes management solutions and human diagnostics, including wearable biosensors. We develop, acquire, manufacture and market diagnostic systems, including both reagents and instrumentation, for the point-of-care and clinical laboratory segments of the diagnostic market. We have recently entered the wearable biosensor industry, with the acquisition of the biosensor assets of Waveform Technologies Inc. (“Waveform”) and intend to develop a range of biosensor devices and related services, starting with a continuous glucose monitoring (“CGM”) product. Our products are used to detect infectious diseases and to quantify the level of Haemoglobin A1c and other chemistry parameters in serum, plasma and whole blood.

Our Strategy

Our new management team has initiated a new company strategy with two primary goals, which are:

•	To increase the financial performance of our existing business by building on our existing revenue base and eliminating unnecessary overhead and complexity.

•	To grow our business by building a global business in wearable biosensors, which is facilitated by the acquisition of the biosensor assets of Waveform in January 2024.

In order to increase the financial performance of our existing business, we have begun to:

•
Reduce complexity and cost by consolidating our main manufacturing operations into a smaller number of main sites and moving to an outsourced model for less complex manufacturing activities. In this regard, we are focused on our two largest businesses: rapid HIV testing and diabetes HbA1c testing.

In HIV testing, we have completed training of our outsourced manufacturing partner in the downstream assembly of our rapid HIV test. Once we have regulatory approval, they can assume the downstream assembly activities for our rapid HIV test, which will reduce our cost of manufacturing.

In diabetes HbA1c testing, we expect to cease manufacturing activities at our Kansas City facility by the end of 2024. We have made significant progress in executing on this closure. We are currently moving many parts of the manufacturing of these products to our Irish facility, which will utilize spare capacity created by the offshoring of HIV test assembly, while allowing us to maintain the highest product quality control. As part of this move, we are currently setting up a manufacturing line in Ireland which we expect to be operational by the end of 2024. We are also moving less complex manufacturing processes currently carried out in our Kansas City facility to lower cost offshore locations. This is building on our previously announced manufacturing and supply chain optimizations in our haemoglobin business and will further support the growth of this area.

•
Reduce the cost of goods of many of our products by changing suppliers and negotiating new deals with existing suppliers. We are prioritizing the optimization of our rapid HIV supply chain, as an increase in orders of TrinScreen HIV has created opportunities to negotiate with supply partners, resulting in significant reductions in our cost of goods. We have also identified and engaged with a number of alternative suppliers that could facilitate further cost reductions.

•
Simplify and reduce the cost of our internal operations, by combining business functions across product lines and shifting the location of certain functions.  We have substantially progressed the setup of our centralized and offshore corporate services function. This is designed to provide us with an efficient and highly scalable corporate services platform to support growth while reducing our SG&A costs. We have signed an implementation agreement with a third-party outsource partner, who has begun staffing that offshore location.

Based on the acquisition of the biosensor assets of Waveform we plan to pursue a global leadership position in accessible wearable biosensor technology and related data driven wellness insights. Our initial focus will be on CGM, where we intend to use the acquired Waveform CGM assets, which received CE Mark approval, as our platform technology, to initially redesign and optimize for broad adoption before further evolving this platform technology to measure and analyze other valuable biomarkers and related datapoints. The acquired technology has built in affordability, which we believe will facilitate broad market access across the global market and across a broad cohort of both diabetic and non-diabetic users.

Recent Developments

CGM Business and Credit Agreement Amendment

On January 30, 2024, we entered into a definitive agreement to acquire the biosensor assets, including the CGM assets, of privately held Waveform for $12.5 million in cash and 1.8 million ADSs (as adjusted to give effect to the ADS Ratio Change, as discussed below) issued to Perceptive Credit Holdings II, L.P (“Perceptive II”), in its capacity as a lender to Waveform, plus contingent consideration.

In connection with the acquisition of the Waveform assets (the “Waveform Acquisition”), we amended our Amended and Restated Credit Agreement and Guaranty with Perceptive Credit Holdings III, L.P (“Perceptive III” and, together with Perceptive II, “Perceptive”) to, among other things, fund the Waveform Acquisition, provide for $9.5 million of additional funding for general corporate purposes, reduce the interest rates and early repayment penalty and provide for additional liquidity of $6.5 million, which the Company drew down in full on April 22, 2024. Perceptive received new warrants to purchase 0.5 million ADSs (as adjusted to give effect to the ADS Ratio Change), which, along with warrants to previously issued to Perceptive to purchase 0.5 million ADSs (as adjusted to give effect to the ADS Ratio Change), have an exercise price of $2.20 (as adjusted to give effect to the ADS Ratio Change).

On January 31, 2024, we also announced that we had entered into a non-binding Letter of Intent with Bayer for a joint partnership to launch a CGM biosensor device into China and India.

ADS Ratio Change

On February 23, 2024, we effected a ratio change of the ADSs from one ADS representing four A Ordinary Shares to one ADS representing 20 A Ordinary Shares (the “ADS Ratio Change”). For existing ADS holders, the ADS Ratio Change had the same effect as a one-for-five reverse ADS split.

Receipt of Delisting Notice and Extension to Demonstrate Compliance

On May 22, 2024, we received a determination letter from Nasdaq notifying us that Nasdaq had determined to delist our ADSs from the Nasdaq Global Select Market based upon our non-compliance with the minimum market value of publicly held shares (“MVPHS”) requirement of the Nasdaq Listing Rules applicable to companies listed on the Nasdaq Global Select Market.

On July 16, 2024, the Company met with the Nasdaq Hearings Panel (the “Panel”) to discuss its plan to regain compliance with the MVPHS Requirement and requested an extension until October 31, 2024, to demonstrate compliance. On August 1, 2024, the Panel granted the Company an extension until October 31, 2024 to meet the MVPHS Requirement.

Appointment of New Chief Financial Officer

On July 9, 2024, we announced that Louise Tallon has been appointed to serve as the Company’s new Chief Financial Officer. Ms. Tallon joined the Company on August 26, 2024.

Corporate Information

We were incorporated as a private limited company registered in Ireland in January 1992 and subsequently re-registered as a public limited company (“plc”) in July 1992. We commenced operations in 1992 and, in October 1992, completed an initial public offering of our securities in the United States. Our principal offices are located at IDA Business Park, Bray, County Wicklow, Ireland and our telephone number is +353 1276 9800. Our North American headquarters is based at 2823 Girts Rd., Jamestown, NY 14701, United States. Our website is www.trinitybiotech.com. The information on our website is not incorporated by reference herein.

THE OFFERING

Securities offered	ADSs, each representing 20 A Ordinary Shares, having an aggregate offering price of up to $1,870,000.

The ADSs
Each ADS represents 20 A Ordinary Shares, par value $0.0109 per share. You will have the rights of an ADS holder as provided in the deposit agreement by and among us, the ADS depositary and all holders and beneficial owners of ADSs issued thereunder. We encourage you to read the deposit agreement, the form of which is filed as an exhibit to the registration statement of which this prospectus supplement forms a part.

ADS Depositary	The Bank of New York Mellon

Manner of Offering	“At the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act that may be made from time to time through Craig-Hallum. See “Plan of Distribution” on page S-18.

ADSs and A Ordinary Shares outstanding prior to this offering	227,409,962 A Ordinary Shares (equivalent to 11,370,498 ADSs)

ADSs and A Ordinary Shares to be outstanding immediately after this offering(1)
Up to 242,369,962 A Ordinary Shares (equivalent to 12,118,498  ADSs), assuming the sale of 748,000 ADSs representing 14,960,000 A Ordinary Shares, in this offering at an assumed offering price of $2.50 per ADS which was the closing price of our ADSs on Nasdaq on August 27, 2024.

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including working capital. See “Use of Proceeds” on page S-9.

Nasdaq symbol for ADSs	“TRIB”

Risk Factors
This investment involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of risks you should consider carefully before making an investment decision.

_____________
(1)
The number of A Ordinary Shares to be outstanding is based on 227,409,962 A Ordinary Shares outstanding as of June 30, 2024, as adjusted for 1,904,984 ADSs sold under the Sales Agreement, and excludes, as of that date, the following:
•          24,029,255 A Ordinary Shares issuable upon exercise of exercisable stock options outstanding as of June 30, 2024, at exercise prices that range from US$0.12 to US$1.34 per share;
•          21,200,000 A Ordinary Shares issuable upon the exercise of outstanding warrants; and
•          24,691,358 A Ordinary Shares issuable upon conversion of the $20 million convertible note held by MiCo IVD Holdings, LLC (“MiCo”) with an ADS conversion price of $16.20 per ADS.

Except as otherwise indicated herein, all information in this prospectus assumes no exercise of outstanding options or warrants or conversion of any convertible debt. Unless otherwise stated, all information contained in this prospectus supplement reflects the assumed public offering price of $2.50 per ADS, which was the last reported sale price of an ADS on Nasdaq on August 27, 2024.

RISK FACTORS

Investing in our securities involves significant risks. Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 20-F on file with the Commission, as revised or supplemented by our reports subsequently filed after the date hereof with the Commission and incorporated by reference in this prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus supplement.

Risks Related to Ownership of the ADSs

Our failure to meet the continued listing requirements of Nasdaq could result in a de-listing of the ADSs and penny stock trading.

There can be no assurance that we will be able to meet all of the criteria necessary for Nasdaq to allow our ADSs to remain listed.

On November 21, 2023, we received a deficiency letter from the Listing Qualifications Department of Nasdaq (the “Staff”) notifying us that our company was not in compliance with the minimum market value of publicly held shares (“MVPHS”) requirement of the Nasdaq Listing Rules applicable to companies listed on Nasdaq. For continued listing on Nasdaq, registrants are required to maintain a minimum MVPHS of $15 million. A failure to meet the minimum MVPHS requirement exists if the deficiency continues for a period of 30 consecutive business days. In accordance with the Nasdaq Listing Rules, we had 180 calendar days from the date of the deficiency notice, or until May 20, 2024, to regain compliance with the minimum MVPHS requirement.

On May 22, 2024, we received a determination letter (the “Determination Letter”) from the Staff notifying us that we had not regained compliance with the MVPHS Requirement by May 20, 2024 and that, unless we timely requested a hearing before a Hearings Panel (the “Panel”), trading of the ADSs would be suspended and the ADSs would be delisted. On July 16, 2024, the Company met with the Nasdaq Hearings Panel (the “Panel”) to discuss its plan to regain compliance with the MVPHS Requirement and requested an extension until October 31, 2024, to demonstrate compliance. On August 1, 2024, the Panel granted the Company an extension until October 31, 2024, to meet the MVPHS Requirement.

We had also received a deficiency letter from the Staff, in April of 2023, that for the preceding 30 consecutive business days, the ADSs did not maintain a minimum closing bid price of $1.00 (the “Minimum Bid Price Requirement”) per ADS, as required by Nasdaq Listing Rule 5450(a)(1). To satisfy the Minimum Bid Price Requirement, we effected an ADS Ratio Change on February 23, 2024, pursuant to which the ADS to ordinary share ratio changed from one ADS representing four A Ordinary Shares to one ADS representing 20 A Ordinary Shares. For existing ADS holders, the ADS Ratio Change had the same effect as a one-for-five reverse ADS split. On March 8, 2024, the Staff notified us that they determined that we regained compliance with Listing Rule 5450(a)(1). However, there can be no assurance that the ADSs will continue to meet the Minimum Bid Price Requirement.

If the ADSs are ultimately delisted from Nasdaq and we are unable to successfully transfer the listing of the ADSs to The Nasdaq Capital Market, the ADSs would likely then trade only in the over-the-counter market and the market liquidity of the ADSs could be adversely affected and their market price could decrease. If the ADSs were to trade on the over-the-counter market, selling the ADSs could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and we could face significant material adverse consequences, including: a limited availability of market quotations for our securities; reduced liquidity with respect to our securities; a determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities; a reduced amount of news and analyst coverage for our company; and a decreased ability to issue additional securities or obtain additional financing in the future. These factors could result in lower prices and larger spreads in the bid and ask prices for the ADSs and would substantially impair our ability to raise additional funds and could result in a loss of institutional investor interest and fewer development opportunities for us.

Risks Related to the Offering

We will have broad discretion in the use of proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not increase the value of your investment.

We intend to use the net proceeds of this offering for general corporate purposes, including working capital. Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, prospects, financial condition, operating results and cash flow.

You will experience immediate and substantial dilution in the net tangible book value per share of the ADSs you purchase.

The public offering price per ADS will be substantially higher than the net tangible book value per share of our ADSs outstanding immediately following the completion of this offering. Therefore, if you purchase our ADSs in this offering at an assumed public offering price of $2.50 per ADS, you will experience immediate dilution of $7.79 per ADS ($0.39 per A Ordinary Share), the difference between the price you pay per ADS and our net tangible book value per ADS as of June 30, 2024, after giving effect to the issuance of the securities in this offering.

In addition, if we issue additional equity securities, employee stock grants vest, or there are any exercises of future stock options, you will experience additional dilution. If our board of directors elects to issue additional restricted stock, stock options and/or other equity-based awards under our equity incentive plans, our stockholders and investors in this offering may experience additional dilution, which could cause the market price of our ADSs to fall.

The actual number of ADSs we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver instructions to Craig-Hallum to sell our ADSs at any time throughout the term of the Sales Agreement. The number of ADSs that are sold through Craig-Hallum after our instruction will fluctuate based on a number of factors, including the market price of our ADSs during the sales period, the limits we set with Craig-Hallum in any instruction to sell shares, and the demand for our ADSs during the sales period. Because the price per ADS sold will fluctuate during this offering, it is not currently possible to predict the number of ADSs that will be sold or the gross proceeds to be raised in connection with those sales.

The sale or availability for sale of a substantial number of our ADSs could adversely affect the market price of the ADSs.

Sales of a substantial number of our ADSs in the public market, or the perception or indication that these sales could occur, could adversely affect the market price of the ADSs and could materially impair our ability to raise capital through equity offerings in the future or cause the trading price of our ADSs to decline. We are unable to predict what effect, if any, market sales of securities in this offering or by our significant shareholders, directors or officers will have on the market price of our ADSs.

The ADS offered in this offering may be sold in “at the market” offerings, and investors who buy ADSs at different times will likely pay different prices.

Investors who purchase ADSs under this prospectus supplement and the accompanying prospectus at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of ADSs sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their ADSs as a result of ADS sales made at prices lower than the prices they paid.

The issuance of securities in this and future offerings may trigger anti-dilution provisions in our outstanding warrants and affect the interests of our stockholders.

Our outstanding warrants contain anti-dilution provisions that may be triggered by this offering or future offerings depending on the offering price of the ADSs in this offering and any other equity issuances, and the exercise price or formula of warrants. These adjustments could reduce the proceeds received by the Company pursuant to a cash exercise of outstanding warrants, dilute the interests of our stockholders and affect the trading price for the ADSs.

USE OF PROCEEDS

We may issue and sell ADSs representing A Ordinary Shares having aggregate sales proceeds of up to $1,870,000 from time to time. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and net proceeds to us, if any, are not determinable at this time.  There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement as a source of financing.

We currently intend to use the net proceeds, if any, from this offering primarily for general corporate purposes, including working capital. Our management will have discretion and flexibility in applying the net proceeds of this offering. We may use the proceeds of this offering for purposes with which you do not agree. See “Risk Factors ⸺ Risks Relating to the Offering ⸺ We will have broad discretion in the use of proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not increase the value of your investment.”

DILUTION

If you invest in our securities, your ownership interest will be immediately diluted to the extent of the difference between the offering price per ADS paid by purchasers in this offering and the as adjusted net tangible book value per ADS after completion of the offering. Dilution results from the fact that the per ADS offering price is substantially in excess of the book value per ADS attributable to the existing holders of our presently outstanding ADSs.

The historical net tangible book value of the ADSs as of June 30, 2024 was $(5.80) per ADS or $(0.29) per A Ordinary Share. Historical net tangible book per share represents the amount of our total net tangible book value, divided by the number of ADSs outstanding as of June 30, 2024.

After giving effect to the sale of 748,000 ADSs, representing 14,960,000 A Ordinary Shares, in this offering of $1,870,000 at an assumed offering price of $2.50 per ADS, which was the closing price of our ADSs on Nasdaq on August 27, 2024, and after deducting estimated offering commissions and other estimated offering expenses, our as adjusted net tangible book value as of June 30, 2024 would have been $(64.1) million, or $(5.29)per ADS ($(0.26) per A Ordinary Share). This represents an immediate increase in the net tangible book value of $0.51 per ADS ($0.03 per A Ordinary Share) to our existing stockholders and an immediate and substantial dilution in net tangible book value of $7.79 per ADS ($0.39 per A Ordinary Share) to new investors.

The following table sets forth the estimated net tangible book value per ADS after the offering and the dilution to persons purchasing ADSs based on the foregoing offering assumptions.

Assumed offering price per ADS		$2.50
Historical net tangible book value per ADS as of June 30, 2024	$(5.80)
Increase in net tangible book value per ADS attributable to new investors	$0.51
As-adjusted net tangible book value per ADS as of June 30, 2024, after giving effect to this offering		$(5.29)
Dilution per ADS to investors in this offering		$7.79

The number of ADSs shown above to be outstanding after this offering is based on the ADSs outstanding as of June 30, 2024, as adjusted for 1,904,984 ADSs sold under the Sales Agreement, and excludes:

•	24,029,255 A Ordinary Shares issuable upon exercise of exercisable stock options outstanding as of June 30, 2024, at exercise prices that range from $0.12 to $1.34 per share;
•	21,200,000 A Ordinary Shares issuable upon the exercise of outstanding warrants; and
•	24,691,358 A Ordinary Shares issuable upon conversion of the $20 million convertible note held by MiCo with an ADS conversion price of $16.20 per ADS.

It also assumes no exercise of any outstanding options or warrants or the conversion of any convertible debt.

MATERIAL TAX CONSEQUENCES

The following discussion is based on U.S. and Ireland tax law, statutes, treaties, regulations, rulings and decisions all as of the date of this prospectus supplement. Taxation laws are subject to change, from time to time, and no representation is or can be made as to whether such laws will change, or what impact, if any, such changes will have on the statements contained in this summary. No assurance can be given that proposed amendments will be enacted as proposed, or that legislative or judicial changes, or changes in administrative practice, will not modify or change the statements expressed herein.

This summary is of a general nature only. It does not constitute legal or tax advice nor does it discuss all aspects of taxation that may be relevant to any particular U.S. Holder or Irish Holder or of A Ordinary Shares or ADSs.

This summary does not discuss all aspects of Irish and U.S. federal income taxation that may be relevant to a particular holder of ADSs in light of the holder’s own circumstances or to certain types of investors subject to special treatment under applicable tax laws (for example, financial institutions, life insurance companies, tax-exempt organisations, and non-U.S. taxpayers) and it does not discuss any tax consequences arising under the laws of taxing jurisdictions other than Ireland and the U.S. federal government. The tax treatment of holders of ADSs may vary depending upon each holder’s own particular situation.

Prospective purchasers of ADSs are advised to consult their own tax advisors as to the US, Irish or other tax consequences of the purchase, ownership and disposition of such ADSs.

U.S. Federal Income Tax Consequences to U.S. Holders

The following is a summary of certain material U.S. federal income tax consequences that generally would apply with respect to the ownership and disposition of ADSs, in the case of a holder of such ADSs who is a U.S. Holder (as defined below) and who holds the ADSs as capital assets. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as in effect on the date hereof and all of which are subject to change either prospectively or retroactively. For the purposes of this summary, a “U.S. Holder” is: an individual who is a citizen or tax resident of the United States; a corporation created or organised in or under the laws of the United States or any political subdivision thereof; an estate whose income is subject to U.S. federal income tax regardless of its source; or a trust that (a) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This summary does not address all tax considerations that may be relevant with respect to an investment in ADSs. This summary does not discuss all the tax consequences that may be relevant to a U.S. Holder in light of such U.S. Holder’s particular circumstances or to U.S. Holders or other persons subject to special rules, including persons that are not U.S. holders, broker dealers, financial institutions, certain insurance companies, investors liable for alternative minimum tax, tax exempt organisations, regulated investment companies, non-resident aliens of the United States or taxpayers whose functional currency is not the U.S. Dollar, persons who hold ADSs through partnerships or other pass-through entities, persons who acquired their ADSs through the exercise or cancellation of employee stock options or otherwise as compensation for services, investors that actually or constructively own 10% or more of the Company’s voting shares, and investors holding ADSs as part of a straddle or appreciated financial position or as part of a hedging or conversion transaction.

If an entity treated as a partnership for U.S. federal income tax purposes owns ADSs, the U.S. federal income tax treatment of a partner in such a partnership will generally depend upon the status of the partner and the activities of the partnership. The partners in a partnership which owns ADSs should consult their tax advisors about the U.S. federal income tax consequences of holding and disposing of ADSs.

This summary does not address the effect of any U.S. federal taxation other than U.S. federal income taxation. In addition, this summary does not include any discussion of state, local or foreign taxation. You are urged to consult your tax advisors regarding the foreign and U.S. federal, state and local tax considerations of an investment in ADSs.

For U.S. federal income tax purposes, U.S. Holders of ADSs will be treated as owning the underlying Class A Ordinary Shares represented by the ADSs held by them. This discussion assumes such treatment is respected.

Dividends and Other Distributions on ADSs

The gross amount of any distribution made by the Company to U.S. Holders with respect to the underlying shares represented by the ADSs held by them, including the amount of any Irish taxes withheld from such distribution, will be treated for U.S. federal income tax purposes as a dividend to the extent of Trinity Biotech’s current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. The amount of any such distribution that exceeds Trinity Biotech’s current and accumulated earnings and profits will be applied against and reduce a U.S. Holder’s tax basis in the U.S. Holder’s ADSs, and any amount of the distribution remaining after the U.S. Holder’s tax basis has been reduced to zero will constitute capital gain. However, there can be no assurances we will calculate earnings and profits under U.S. federal income tax principles. Therefore, any distribution we make to you may be reported as a dividend. The capital gain will be treated as a long-term or short-term capital gain depending on whether or not the U.S. Holder’s ADSs have been held for more than one year as of the date of the distribution.

Dividends paid by the Company generally will not qualify for the dividends received deduction otherwise available to U.S. corporate shareholders.

Subject to complex limitations, any Irish withholding tax imposed on dividends will be a foreign income tax eligible for credit against a U.S. Holder’s U.S. federal income tax liability (or, alternatively, for deduction against income in determining such tax liability) where certain conditions are satisfied. The limitations set out in the Code include computational rules under which foreign tax credits allowable with respect to specific classes of income, commonly referred to as “baskets,” cannot exceed the U.S. federal income taxes otherwise payable with respect to each such class of income. Dividends generally will be treated as foreign-source passive category income or, in the case of certain U.S. Holders, general category income for U.S. foreign tax credit purposes. Further, there are special rules for computing the foreign tax credit limitation of a taxpayer who receives dividends subject to a reduced tax, see discussion below.

A U.S. Holder will be denied a foreign tax credit with respect to Irish income tax withheld from dividends received on the ADSs to the extent such U.S. Holder has not held the ADSs for at least 16 days of the 31-day period beginning on the date which is 15 days before the ex-dividend date, or to the extent such U.S. Holder is under an obligation to make related payments with respect to substantially similar or related property. Any days during which a U.S. Holder has substantially diminished its risk of loss on the ADSs are not counted toward meeting the 16-day holding period required by the Code. If a refund of the tax withheld is available to you under the laws of Ireland or under the United States and Ireland income tax treaty (the “Treaty”), the amount of tax withheld that is refundable will not be eligible for such credit against your U.S. federal income tax liability (and will not be eligible for the deduction against your U.S. federal taxable income). The rules relating to the determination of the foreign tax credit are complex, and you should consult with your personal tax advisors to determine whether and to what extent you would be entitled to this credit against your U.S. federal income tax liability.

Subject to certain limitations, including the PFIC rules discussed below, “qualified dividend income” received by a noncorporate U.S. Holder will be subject to tax at lower rates. Distributions taxable as dividends paid on the ADSs should qualify as qualified dividend income provided that either: (i) we are entitled to benefits under the Treaty or (ii) the ADSs are readily tradable on an established securities market in the U.S. and certain other requirements are met. We believe that we are entitled to benefits under the Treaty and that the ADSs currently are readily tradable on an established securities market in the U.S. However, no assurance can be given that the ADSs will remain readily tradable. The rate reduction does not apply unless certain holding period requirements are satisfied. With respect to the ADSs, the U.S. Holder must have held such ADSs for at least 61 days during the 121-day period beginning 60 days before the ex-dividend date. The rate reduction also does not apply to dividends received from passive foreign investment companies, see discussion below, or in respect of certain hedged positions or in certain other situations. The legislation enacting the reduced tax rate contains special rules for computing the foreign tax credit limitation of a taxpayer who receives dividends subject to the reduced tax rate. U.S. Holders of ADSs should consult their own tax advisors regarding the effect of these rules in their particular circumstances.

Dispositions of the ADSs

Upon a sale or exchange of ADSs, a U.S. Holder will recognise a gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realised on the sale or exchange and the U.S. Holder’s adjusted tax basis in the ADSs sold or exchanged. Such gain or loss generally will be capital gain or loss and will be long-term or short-term capital gain or loss depending on whether the U.S. Holder has held the ADSs sold or exchanged for more than one year at the time of the sale or exchange. If you are a non-corporate U.S. Holder, long-term capital gains may be eligible for reduced tax rates.

Passive Foreign Investment Company

For U.S. federal income tax purposes, a foreign corporation is treated as a “passive foreign investment company” (or “PFIC”) in any taxable year in which, after taking into account the income and assets of the corporation and certain of its subsidiaries pursuant to the applicable “look through” rules, either (1) at least 75% of the corporation’s gross income is passive income or (2) at least 50% of the average value of the corporation’s assets is attributable to assets that produce passive income or are held for the production of passive income. Based on the nature of its present business operations, assets and income, the Company believes that for the year 2023, it is not a PFIC. However, no assurance can be given that changes will not occur in our business operations, assets and income that might cause the Company to be treated as a PFIC at some future time.

If the Company were to become a PFIC, a U.S. Holder of ADSs would be required to allocate to each day in the holding period for such U.S. Holder’s ADSs a pro rata portion of any distribution received (or deemed to be received) by the U.S. Holder from the Company, to the extent the distribution so received constitutes an “excess distribution,” as defined under U.S. federal income tax law. Generally, a distribution received during a taxable year by a U.S. Holder with respect to the underlying shares represented by any of the U.S. Holder’s ADSs would be treated as an “excess distribution” to the extent that the distribution so received, plus all other distributions received (or deemed to be received) by the U.S. Holder during the taxable year with respect to such underlying shares, is greater than 125% of the average annual distributions received by the U.S. Holder with respect to such underlying shares during the three preceding years (or during such shorter period as the U.S. Holder may have held the ADSs). Any portion of an excess distribution that is treated as allocable to one or more taxable years prior to the year of distribution during which the Company was classified as a PFIC would be subject to U.S. federal income tax in the year in which the excess distribution is made, but it would be subject to tax at the highest tax rate applicable to the U.S. Holder in the prior tax year or years. The U.S. Holder also would be subject to an interest charge, in the year in which the excess distribution is made, on the amount of taxes deemed to have been deferred with respect to the excess distribution. In addition, any gain recognised on a sale or other disposition of a U.S. Holder’s ADSs, including any gain recognised on a liquidation of the Company, would be treated in the same manner as an excess distribution. Any such gain would be treated as ordinary income rather than as capital gain.

If the Company became a PFIC, a U.S. Holder may make a “qualifying electing fund” (or “QEF”) election in the year the Company first becomes a PFIC or in the year the U.S. Holder acquires the ADSs, whichever is later. This election provides for a current inclusion of Trinity Biotech’s ordinary income and capital gain income in the U.S. Holder’s U.S. taxable income. In return, any gain on sale or other disposition of a U.S. Holder’s, if it were classified as a PFIC, will be treated as capital, and the interest penalty will not be imposed. This election is not made by the Company, but by each U.S. Holder. In order for the U.S. Holder to maintain the election, the Company must make available certain information, which the Company may choose not to provide. U.S. Holders should contact their tax advisor for further information about the election.

Alternatively, if the ADSs are considered “marketable stock” a U.S. Holder may elect to “mark-to-market” its ADSs, and such U.S. Holder would not be subject to the rules described above. Instead, such U.S. Holder would generally include in income any excess of the fair market value of the ADSs at the close of each tax year over its adjusted basis in the ADSs. If the fair market value of the ADSs had fallen below the U.S. Holder’s adjusted basis at the close of the tax year, the U.S. Holder may generally deduct the excess of the adjusted basis of the ADSs over its fair market value at that time. However, such deductions generally would be limited to the net mark-to-market gains, if any, that the U.S. Holder included in income with respect to such ADSs in prior years. Income recognised and deductions allowed under the mark-to-market provisions, as well as any gain or loss on the disposition of ADSs with respect to which the mark-to-market election is made, is treated as ordinary income or loss (except that loss is treated as capital loss to the extent the loss exceeds the net mark-to-market gains, if any, that a U.S. Holder included in income with respect to such ADSs in prior years). However, gain or loss from the disposition of ADSs (as to which a “mark-to-market” election was made) in a year in which the Company is no longer a PFIC, will be capital gain or loss. The ADSs should be considered “marketable stock” if they traded at least 15 days during each calendar quarter of the relevant calendar year in more than de minimis quantities.

If a U.S. Holder owns ADSs during any year in which the Company is a PFIC, the U.S. Holder generally must file an IRS Form 8621 with respect to the Company, generally with the U.S. Holder’s federal income tax return for that year.

Information Reporting and Backup Withholding

Distributions made with respect to underlying shares represented by ADSs and proceeds from the sale, exchange or other disposition of ADSs may be subject to information reporting to the IRS and to US backup withholding tax. Backup withholding will not apply, however, if the U.S. Holder (i) is a corporation or comes within certain exempt categories, and demonstrates its eligibility for exemption when so required, or (ii) furnishes a correct taxpayer identification number and makes any other required certification.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a U.S. Holder’s U.S. tax liability, and a U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS.

Information with Respect to Foreign Financial Assets

U.S. individuals (and, under proposed regulations, certain entities) that hold certain specified foreign financial assets, including stock in a foreign corporation, with values in excess of certain thresholds are required to file with their U.S. federal income tax return Form 8938, on which information about the assets, including their value, is provided. Taxpayers who fail to file the form when required are subject to penalties. An exemption from reporting applies to foreign assets held through certain financial institutions. Investors are encouraged to consult with their own tax advisors regarding the possible application of this disclosure requirement to their investment in ADSs.

Medicare Contribution Tax

In addition to the income taxes described above, U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds will be subject to a 3.8% Medicare contribution tax on net investment income, which includes dividends and capital gains.

U.S. Holders may be subject to state or local income and other taxes with respect to their purchase, ownership and disposition of ADSs. U.S. Holders of ADSs should consult their own tax advisers as to the applicability and effect of any such taxes.

Ireland Taxation

For the purposes of this summary, an “Irish Holder” means a holder of A Ordinary Shares or ADSs evidenced by ADSs that (i) beneficially owns the A Ordinary Shares or ADSs registered in its name; (ii) in the case of individual holders, are resident, ordinarily resident and domiciled in Ireland under Irish taxation laws; (iii) in the case of holders that are companies, are resident in Ireland under Irish taxation laws.

Solely for the purposes of this summary of Republic of Ireland Taxation, a “U.S. Holder” means a holder of A Ordinary Shares or ADSs evidenced by ADSs that (i) beneficially owns the A Ordinary Shares or ADSs registered in its name; (ii) is resident in the United States for the purposes of the Republic of Ireland/United States Double Taxation Convention (the Treaty); (iii) in the case of an individual holder, is not also resident or ordinarily resident in Ireland for Irish tax purposes; (iv) in the case of a corporate holder, is not a resident in Ireland for Irish tax purposes and is not ultimately controlled by persons resident in Ireland; and (v) is not engaged in any trade or business in Ireland and does not perform independent personal services through a permanent establishment or fixed base in Ireland.

In 2011, the board of the Company decided that it was an appropriate time to commence a dividend policy for the first time in the Company’s history but the payment of dividends has subsequently been suspended (see section in our Annual Report on Form 20-F, as amended, for the year ended December 31, 2021 under the heading “Dividend Policy”).  Up to 31 December 2019, the payment of a dividend was generally subject to dividend withholding tax (“DWT”) at the standard rate of income tax in force at the time the dividend is paid (the applicable rate was 20% in 2019). However, the rate of DWT has increased to 25% in respect of dividends paid on or after 1 January 2020.  Under current legislation, where DWT applies, Trinity Biotech will be responsible for withholding it at source.

DWT will not be withheld where an exemption applies and where Trinity Biotech has received all necessary documentation from the recipient prior to payment of the dividend.

Corporate Irish Holders will generally be entitled to claim an exemption from DWT by delivering a declaration which confirms that the company is resident in Ireland for tax purposes to Trinity Biotech in the form prescribed by the Irish Revenue Commissioners. Such corporate Irish Holders will generally not otherwise be subject to Irish tax in respect of dividends received.

Individual Irish Holders will be subject to income tax on the gross amount of any dividend (that is the amount of the dividend received plus any DWT withheld), at their marginal rate of income tax, currently either 20% or 40% depending on the individual’s circumstances, excluding Pay Related Social Insurance (“PRSI”) and the Universal Social Charge (“USC”). Individual Irish Holders will be able to claim a credit against their resulting income tax liability in respect of DWT withheld. Individual Irish Holders may, depending on their circumstances, also be subject to USC of up to 8%, with a further 3% surcharge also arising on certain income in excess of €100,000 and a PRSI contribution of up to 4% in respect of their dividend income.

Under the Irish Taxes Consolidation Act 1997, dividends paid by Trinity Biotech to non-Irish shareholders will, unless exempted, be subject to DWT. Such non-Irish shareholders will not suffer DWT on dividends if the shareholder is:

•
an individual resident in the U.S. (or an EU member State, European Economic Area (“EEA”) state, or certain other countries with which Ireland has a double taxation treaty) and who is neither resident nor ordinarily resident in Ireland; or

•
a U.S. tax resident corporation (or a corporation resident in an EU member State, EEA state, or certain other countries, with which Ireland has a double taxation treaty) not under the control of Irish residents; or

•
a corporation that is not resident in Ireland and which is ultimately controlled by persons resident in the U.S. (or persons resident in an EU member State, EEA state or certain other countries with which Ireland has a double taxation treaty), with such person or persons not under the control of persons who are not so resident; or

•
a corporation that is not resident in Ireland and the principal class of whose shares (or its 75% parent’s principal class of shares) is substantially or regularly traded on a recognised stock exchange in Ireland or an EU member State, EEA state or a country with which Ireland has a double taxation treaty; or

•	is otherwise entitled to an exemption from DWT.

In order to avail of the above exemptions, certain declarations must be made in advance to the paying company.

A self-assessment system applies to a company tax resident in a treaty jurisdiction receiving dividends, under which a non-resident company or individual will provide a declaration and certain information to the dividend paying company or intermediary to claim the exemption.

Special DWT arrangements are available in the case of shares in Irish companies held by U.S. resident holders through American depository banks using ADSs where such banks enter into intermediary agreements with the Irish Revenue Commissioners and are viewed as qualifying intermediaries under Irish Tax legislation. Under such agreements, American depository banks who receive dividends from Irish companies and pay the dividends on to the U.S. resident ADS holders are allowed to receive and pass on a dividend from the Irish company on a gross basis (without any withholding) if:

•
the person is the direct beneficial owner of the ADSs, is beneficially entitled to the dividend, and the depository bank’s ADS register shows that the direct beneficial owner of the dividends has a U.S. address on the register, and

•
there is an intermediary which satisfies the requirements for Irish Tax legislation between the depository bank and the shareholder beneficially entitled to the dividend and the depository bank receives confirmation from the intermediary that such shareholder’s address in the intermediary’s records is in the U.S.

Where the above procedures have not been complied with and DWT is withheld from dividend payments to U.S. Holders of A Ordinary Shares or ADSs evidenced by ADSs, such U.S. Holders can apply to the Irish Revenue Commissioners claiming a full refund of DWT paid by filing a declaration / claim in the form prescribed by the Irish Revenue Commissioners. Certain accompanying information should also be included when making such claims.

The DWT rate applicable to U.S. Holders is reduced to 5% under the terms of the Treaty for corporate U.S. Holders holding 10% or more of voting shares and to 15% for other U.S. Holders. While this will, subject to the application of Article 23 of the Treaty, generally entitle U.S. Holders to claim a partial refund of DWT from the Irish Revenue Commissioners, U.S. Holders will, in most circumstances, likely prefer to seek a full refund of DWT under Irish domestic legislation (see above).

Disposals of A Ordinary Shares or ADSs

Irish Holders that acquire A Ordinary Shares or ADSs will generally be considered, for Irish tax purposes, to have acquired their A Ordinary Shares or ADSs at a base cost equal to the amount paid for the A Ordinary Shares or ADSs. On subsequent dispositions, A Ordinary Shares or ADSs acquired at an earlier time will generally be deemed, for Irish tax purposes, to be disposed of on a “first in first out” basis before A Ordinary Shares or ADSs acquired at a later time (unless the ordinary shares or ADSs were acquired within four weeks prior to the disposition). Irish Holders that dispose of their A Ordinary Shares or ADSs will be subject to Irish capital gains tax (“CGT”) to the extent that the proceeds realised from such disposition exceed the indexed base cost of the A Ordinary Shares or ADSs disposed of and any incidental expenses. Non-Irish Holders who have used their A Ordinary Shares or ADSs for the purposes of a trade carried on by the holder in Ireland through a branch or agency, or whose A Ordinary Shares or ADSs were used or held or acquired for use by or for the purposes of such a branch or agency should also be subject to CGT on the disposal of their A Ordinary Shares or ADSs. The current rate of CGT is 33% and this applies to disposals made on or after 6 December 2012. Indexation of the base cost of the A Ordinary Shares or ADSs is available up to 31 December 2002, and only in respect of A Ordinary Shares or ADSs held for more than 12 months prior to their disposal.

Irish Holders that have unutilised capital losses from other sources in the current, or any previous tax year, may be able to apply such losses to reduce gains realised on the disposal of the A Ordinary Shares or ADSs.

An annual exemption allows individuals to realise chargeable gains of up to €1,270 in each tax year without giving rise to CGT. This exemption is specific to the individual and cannot be transferred between spouses. Irish Holders are required, under Ireland’s self-assessment system, to file tax returns reporting any chargeable gains arising to them in a particular tax year.

Where disposal proceeds are received in a currency other than Euro they must be translated into Euro amounts to calculate the amount of any chargeable gain or loss. Similarly, acquisition costs denominated in a currency other than Euro must be translated at the date of acquisition in Euro amounts.

Irish Holders that realise a loss on the disposal of A Ordinary Shares or ADSs may be entitled to offset such allowable losses against capital gains realised from other sources in determining their CGT liability in that year. Allowable losses which remain unrelieved in a year may generally be carried forward indefinitely for CGT purposes and applied against capital gains in future years.

Transfers between spouses who live together will not give rise to any chargeable gain or loss for CGT purposes with the acquiring spouse acquiring the same pro rata base cost and acquisition date as that of the transferring spouse.

U.S. Holders will not be subject to CGT on the disposal of A Ordinary Shares or ADSs provided that such A Ordinary Shares or ADSs are quoted on a stock exchange at the time of disposition. The stock exchange for this purpose is Nasdaq. While it is our intention to continue the quotation of ADSs on Nasdaq, no assurances can be given in this regard.

If, for any reason, our ADSs cease to be quoted on Nasdaq or another stock exchange, U.S. Holders will not be subject to CGT on the disposal of their A Ordinary Shares or ADSs provided that the A Ordinary Shares or ADSs do not, at the time of the disposal, derive the greater part of their value from land, buildings, minerals, or mineral rights or exploration rights in Ireland.

A gift or inheritance of A Ordinary Shares will be, or in the case of ADSs may be, within the charge to capital acquisitions tax, regardless of where the disponer or the donee/successor in relation to the gift/inheritance is domiciled, resident or ordinarily resident. Capital acquisitions tax is levied at a rate of 33% on the taxable value of the gift or inheritance above certain tax-free thresholds and this rate applies in respect of gifts and inheritances taken on or after 6 December 2012. The tax-free threshold is determined by the amount of the current benefit and of previous benefits received within the group threshold since 5 December 1991, which are within the charge to capital acquisitions tax and the relationship between the former holder and the successor. Gifts and inheritances between spouses are not subject to the capital acquisitions tax. Gifts of up to €3,000 can be received each year from any given individual without triggering a charge to capital acquisitions tax. Where a charge to Irish CGT and capital acquisitions tax arises on the same event, capital acquisitions tax payable on the event can be reduced by the amount of the CGT payable. There should be no clawback of the same event credit of CGT offset against capital acquisitions tax provided the donee does not dispose of the A Ordinary Shares or ADSs within two years from the date of gift.

The Estate Tax Convention between Ireland and the United States generally provides for Irish capital acquisitions tax paid on inheritances in Ireland to be credited, in whole or in part, against tax payable in the United States, in the case where an inheritance of A Ordinary Shares or ADSs is subject to both Irish capital acquisitions tax and U.S. federal estate tax. The Estate Tax Convention does not apply to Irish capital acquisitions tax paid on gifts.

Irish stamp duty, which is a tax imposed on certain documents, is payable on all transfers of A Ordinary Shares (other than transfers made between spouses, certain transfers made between 90% associated companies, or certain other exempt transfers) regardless of where the document of transfer is executed. Irish stamp duty can also be payable on electronic transfers of A Ordinary Shares. A transfer of A Ordinary Shares made as part of a sale or gift will generally be stampable at the ad valorem rate of 1% of the value of the consideration received for the transfer, or, if higher, the market value of the shares transferred. Any instrument executed on or after 24 December 2008 which transfers stock or marketable securities on sale where the amount or value of the consideration is €1,000 or less may be exempt from stamp duty. Where the consideration for a sale is expressed in a currency other than Euro, the duty will be charged on the Euro equivalent calculated at the rate of exchange prevailing at the date of the transfer.

Transfers of A Ordinary Shares where no beneficial interest passes (e.g. a transfer of shares from a beneficial owner to a nominee) will generally not be subject to Irish stamp duty provided the transfer is not made in contemplation of sale.

Transfers of ADSs are exempt from Irish stamp duty as long as the ADSs are dealt in on any recognised stock exchange in the U.S. or Canada. The ADSs are currently quoted on Nasdaq. While it is our intention to continue the quotation of ADSs on Nasdaq, no assurances can be given in this regard.

If, for any reason, our ADSs cease to be dealt in on Nasdaq or another recognized stock exchange in the US or Canada, transfers of ADSs may be subject to stamp duty, subject to any other reliefs or exemptions.

Transfers of A Ordinary Shares from the Depositary or the Depositary’s custodian upon surrender of ADSs for the purposes of withdrawing the underlying A Ordinary Shares from the ADS system, and transfers of A Ordinary Shares to the Depositary or the Depositary’s custodian for the purposes of transferring A Ordinary Shares onto the ADS system, will be stampable at the ad valorem rate of 1% of the value of the shares transferred if there is a transfer of beneficial ownership or the transfer is made in contemplation of sale. Such transfers will be exempt from Irish stamp duty if the transfer does not relate to or involve any change in the beneficial ownership in the underlying A Ordinary Shares and the transfer is not made in contemplation of sale. The person accountable for the payment of stamp duty is the transferee or, in the case of a transfer by way of gift or for consideration less than the market value, both parties to the transfer. Stamp duty is normally payable within 44 days after the date of execution of the transfer. Late or inadequate payment of stamp duty may result in liability for interest, penalties, surcharge and fines.

PLAN OF DISTRIBUTION

We entered into the Sales Agreement with Craig-Hallum on July 12, 2024 pursuant to which we may issue and sell our ADSs, each representing 20 A Ordinary Shares, par value $0.0109 per share, through Craig-Hallum, acting as our sales agent or principal. Sales of the ADSs, if any, will be made by any method permitted that is deemed an “at the market” offering as defined in Rule 415 promulgated under the Securities Act. Pursuant to this prospectus supplement and the accompanying prospectus, we may issue and sell up to $1,870,000 of ADSs. This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be filed as an exhibit to a current report on Form 6-K and is incorporated by reference into this prospectus supplement. See “Where You Can Find More Information” below.

Each time we wish to issue and sell our ADSs under the Sales Agreement, we will notify Craig-Hallum of the number of ADSs to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of ADSs to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Craig-Hallum, unless Craig-Hallum declines to accept the terms of such notice, Craig-Hallum has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such ADSs up to the amount specified on such terms. The obligations of Craig-Hallum under the Sales Agreement to sell our ADSs are subject to a number of conditions that we must meet.

The settlement of sales of ADSs between us and Craig-Hallum will occur on the first trading day following the date on which the sale was made, or any such shorter settlement cycle as may be in effect pursuant to Rule 15c6-1 under the Exchange Act, or on some other date that is agreed upon by us and Craig-Hallum in connection with a particular transaction. Sales of our ADSs as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Craig-Hallum may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Craig-Hallum a commission equal to 3.0% of aggregate gross proceeds we receive from the sale of our ADSs sold pursuant to the Sales Agreement. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Craig-Hallum for certain specified expenses, including the fees and disbursements of its legal counsel in an aggregate amount not exceeding $60,000. Additionally, pursuant to the terms of the Sales Agreement, we agreed to reimburse Craig-Hallum for the documented fees and disbursements of its legal counsel reasonably incurred in connection with Craig-Hallum’s ongoing diligence arising from the transactions contemplated by the Sales Agreement in an amount not to exceed $5,000 per due diligence session.

Craig-Hallum will provide written confirmation to us no later than the open of trading on Nasdaq on the trading day immediately following each trading day on which our ADSs are sold under the Sales Agreement. Each confirmation will include the number of ADSs sold on that day, the price or prices at which such ADSs were sold, the aggregate gross proceeds of such sales, the proceeds to us and the commission payable to Craig-Hallum with respect to such sales.

In connection with the sale of our ADSs on our behalf, Craig-Hallum will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Craig-Hallum will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Craig-Hallum against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Craig-Hallum may be required to make in respect of such liabilities.

The offering of our ADSs pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all of our ADSs subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein. We and Craig-Hallum may each terminate the Sales Agreement at any time by giving written notice in accordance with the Sales Agreement.

Our ADSs are listed on Nasdaq and trades under the symbol “TRIB.” The depositary for the ADS program is The Bank of New York Mellon.

Craig-Hallum and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Craig-Hallum may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Craig-Hallum may at any time hold long or short positions in such securities. To the extent required by Regulation M promulgated under the Exchange Act, Craig-Hallum will not engage in any transactions that stabilize our ADSs while the offering pursuant to this prospectus supplement is ongoing.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Craig-Hallum, and Craig-Hallum may distribute the prospectus supplement and the accompanying prospectus electronically.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or Craig-Hallum that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying base prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

Carter Ledyard & Milburn LLP, New York, New York, will be passing upon matters of United States law for us with respect to securities offered by this prospectus supplement.  The validity of our A Ordinary Shares represented by the ADSs offered hereby will be passed upon for us by Matheson LLP, Dublin, Ireland. Craig-Hallum Capital Group LLC is being represented in connection with this offering by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated financial statements of Trinity Biotech plc and the Statement of Assets Acquired and Liabilities Assumed of Waveform Technologies, Inc. incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is a part of a registration statement on Form F-3 that we filed on June 21, 2024, with the Commission under the Securities Act.  We refer you to this registration statement, for further information about us and the securities offered hereby.

 We file annual and special reports and other information with the Securities and Exchange Commission (Commission File Number 000-22320). These filings contain important information that does not appear in this prospectus. Our SEC filings are also available on the Commission Internet site at www.sec.gov, which contains periodic reports and other information regarding issuers that file electronically.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We file annual and special reports and other information with the Commission (File Number 000-22320).  These filings contain important information which does not appear in this prospectus. The Commission allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the Commission.  We are incorporating by reference in this prospectus supplement the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the Commission on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered.

●
our Annual Report on Form 20-F for the fiscal year ended on December 31, 2023, filed with the SEC on April 30, 2024, and Amendment No. 1 thereto on Form 20-F/A, as filed with the Commission on July 12, 2024 (the “Annual Report”)

●
our reports of foreign private issuer on Form 6-K (including exhibits thereto) furnished to the SEC on April 30, 2024, May 16, 2024, May 28, 2024, July 11, 2024, July 12, 2024, August 7, 2024, August 7, 2024, August 20, 2024 and August 21, 2024; and

●	The description of our ADSs and the A Ordinary Shares contained in the Annual Report.

In addition, we may incorporate by reference into this prospectus supplement our reports on Form 6-K filed after the date of this prospectus supplement (and before the time that all of the securities offered by this prospectus supplement have been sold or de-registered) if we identify in the report that it is being incorporated by reference in this prospectus supplement.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference.  Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus supplement, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to Trinity Biotech plc, IDA Business Park, Bray, County Wicklow, Ireland, Attn: Corporate Secretary, telephone number +(353) 1 276 9800. You may also obtain information about us by visiting our website at www.trinitybiotech.com. Information contained in our website is not part of this prospectus supplement.

You should rely only on the information contained or incorporated in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not rely on any other representations. Our affairs may change after this prospectus supplement is distributed. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents. You should read all information supplementing this prospectus supplement and the accompanying prospectus.

We are an Irish company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act.  As a result, (i) our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, (ii) transactions in our equity securities by our officers, directors and principal shareholders are exempt from Section 16 of the Exchange Act; and (iii) we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

PROSPECTUS

TRINITY BIOTECH PLC $50,000,000 A Ordinary Shares Warrants Debt Securities Subscription Rights Units

We may offer to the public from time to time in one or more series or issuances:

•	A Ordinary Shares;

•	warrants to purchase A Ordinary Shares or debt securities;

•	debt securities (including convertible debt securities);

•	subscription rights;

or any combination of the above, separately or as units.

We refer to the A Ordinary Shares, warrants, debt securities, subscription rights and units collectively as “securities” in this prospectus. American Depositary Shares (each representing 20 A Ordinary Shares, par value $0.0109 per share) (our “ADSs”) are listed on the NASDAQ Global Select Market (“Nasdaq”) under the symbol “TRIB.”  On June 20, 2024, the last reported sale price of an ADS on Nasdaq was $2.47.

We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek listing of any such securities, a prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed and the date when we expect trading to begin.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and the documents incorporated or deemed to be incorporated by reference carefully before you make your investment decision.

We will sell these securities directly to our shareholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions, or discounts. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus on page 10.

The aggregate market value of our outstanding ADSs held by non-affiliates on June 13, 2024 as calculated in accordance with General Instruction I.B.5 of Form F-3, was approximately $16,590,000. Pursuant to General Instruction I.B.5, in no event will we sell securities pursuant to this prospectus with a value of more than one-third of the aggregate market value of our ADSs held by non-affiliates in any 12-month period, so long as the aggregate market value of our ADSs held by non-affiliates is less than $75,000,000.

Investing in these securities involves certain risks. Please carefully consider the “Risk Factors” in Item 3(D) of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus, the “Risk Factors” beginning on page 4 of this prospectus, and in any applicable prospectus supplement, for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission (the “Commission”) nor any state securities commission has approved or disapproved of the securities being offered by this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is  June 28, 2024.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operation and prospects may have changed since that date.

- ii -

NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, contains, and any prospectus supplement may include forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms including “anticipate,” “estimate,” “plan,” “project,” “potential,” “predict” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “should,” “will,” “would,” “could” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Examples of forward-looking statements include, but are not limited to, statements about:

•	the development of future products;
•	the potential attributes and benefit of our products and their competitive position;
•	our ability to successfully commercialize, or enter into strategic relationships with third parties to commercialize, our products;
•	our estimates regarding expenses, future revenues, capital requirements and our need for additional financing;
•	statements of our plans and objectives;
•	our ability to acquire or in-license new product candidates;
•	potential strategic relationships;
•	the duration of our patent portfolio; and
•	statements regarding the capabilities of our business operations;
•	statements of expected future economic performance;
•	statements regarding competition in our market; and
•	assumptions underlying statements regarding us or our business.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	our substantial indebtedness, which could impair our flexibility and access to capital and adversely affect our financial position;
•	our ability to generate or raise sufficient funds to repay our debt as it becomes due and to continue as a going concern;
•
our ability to meet the continued listing requirements of Nasdaq and the impact of a potential de-listing of the ADSs on our ability to raise additional funds and other potential development opportunities;

•	pandemics or other public health emergencies, including ongoing effects of the COVID-19 pandemic;
•
the occurrence of hostilities and political instability, including hostilities between Russia and Ukraine and between Hamas and Israel, and resulting volatility and other effects on global economic conditions;

•	changes in customer demand;
•	our ability to successfully develop and commercialize new products, including our new biosensor related products, including our continuous glucose monitoring (“CGM”) product;
•
recalls of our products or liability claims in connection with our products and services and the cost and reputational harm associated with such recalls or claims and with any voluntary corrective actions or regulatory agency enforcement actions;

•	delays or failures in our clinical trials and failure to maintain regulatory approvals and clearances to manufacture, market and distribute our products;
•	interruptions in production at our principal manufacturing facilities, our third-party manufacturing facilities or our supplier;
•	the extent to which we are successful in gaining new long-term relationships with customers or retaining existing ones;
•	developments and changes in laws and regulations, including increased regulation of our industry through legislative action and revised rules and standards;
•	security breaches, cybersecurity attacks and other significant disruptions;
•	natural events such as severe weather, fires, floods and earthquakes or man-made or other disruptions of our business and facilities;
•	strategic actions, including acquisitions and dispositions and our success in integrating acquired businesses; and
•	our ability to obtain and protect rights to the intellectual property necessary for the conduct of our business and the potential costs of enforcing or defending those rights.

We caution you to carefully consider these risks and not to place undue reliance on our forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not assume an obligation to or intend to update or revise any forward-looking statements. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. We caution you not to give undue weight to such projections, assumptions and estimates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities Exchange Commission, or the Commission. This prospectus and the documents incorporated by reference herein include important information about us, the securities being offered by us and other information you should know before investing. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. This prospectus does not contain all the information provided in the registration statement we filed with the Commission. You should read this prospectus together with the additional information about us described in the sections below entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in, or incorporated by reference into, this prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus and information we have incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference. You should not assume that the information contained in, or incorporated by reference into, this prospectus is accurate as of any other date.

In this prospectus, references to “we”, “us”, “Trinity Biotech” or the “Group” shall mean Trinity Biotech plc and its world-wide subsidiaries, collectively. References to the “Company” shall mean Trinity Biotech plc. All references to “dollars” or “$” in this prospectus are to U.S. dollars, and all references to “Euro” or “€” are to European Union Euro.

ABOUT TRINITY BIOTECH PLC

The Group is a commercial stage biotechnology company focused on diabetes management solutions and human diagnostics, including wearable biosensors. We develop, acquire, manufacture and market diagnostic systems, including both reagents and instrumentation, for the point-of-care and clinical laboratory segments of the diagnostic market. We have recently entered the wearable biosensor industry, with the acquisition of the biosensor assets of Waveform Technologies Inc. (“Waveform”) and intend to develop a range of biosensor devices and related services, starting with a continuous glucose monitoring (“CGM”) product. Our products are used to detect infectious diseases and to quantify the level of Haemoglobin A1c and other chemistry parameters in serum, plasma and whole blood.

For a full and comprehensive description of our business, markets and product lines, see our most recent Annual Report on Form 20-F and any updates in our Reports of Foreign Private Issuer on Form 6-K, to the extent that they are incorporated herein by reference.

Corporate Information

We were incorporated as a private limited company registered in Ireland in January 1992 and subsequently re-registered as a public limited company (“plc”) in July 1992. We commenced operations in 1992 and, in October 1992, completed an initial public offering of our securities in the United States. Our principal offices are located at IDA Business Park, Bray, County Wicklow, Ireland and our telephone number is +353 1276 9800. Our North American headquarters is based at 2823 Girts Rd., Jamestown, NY 14701, United States. Our website is www.trinitybiotech.com. The information in our website is not incorporated by reference herein.

RECENT DEVELOPMENTS

CGM Business and Credit Agreement Amendment

On January 30, 2024, we entered into a definitive agreement to acquire the biosensor assets, including the CGM assets, of privately held Waveform for $12.5 million in cash and the 1.8 million ADSs (as adjusted to give effect to the ADS Ratio Change, as defined below) issued to Perceptive Credit Holdings II, L.P (“Perceptive II”), in its capacity as a lender to Waveform, plus contingent consideration.

In connection with the acquisition of the Waveform assets (the “Waveform Acquisition”), we amended our Amended and Restated Credit Agreement and Guaranty (the “Credit Agreement”) with Perceptive Credit Holdings III, L.P (“Perceptive III” and, together with Perceptive II, “Perceptive”) to, among other things, fund the Waveform Acquisition, provide for $9.5 million of additional funding for general corporate purposes, reduce the interest rates and early repayment penalty and provide for additional liquidity of $6.5 million, which the Company drew down in full on April 22, 2024. Perceptive received new warrants to purchase 0.5 million ADSs (as adjusted to give effect to the ADS Ratio Change), which, along with warrants to previously issued to Perceptive to purchase 0.5 million ADSs (as adjusted to give effect to the ADS Ratio Change), have an exercise price of $2.20 (as adjusted to give effect to the ADS Ratio Change).

On January 31, 2024, we also announced that we had entered into a non-binding Letter of Intent with Bayer for a joint partnership to launch a CGM biosensor device into China and India

ADS Ratio Change

On February 23, 2024, we effected a ratio change of the ADSs from one ADS representing four Class A Ordinary Shares to one ADS representing 20 Class A Ordinary Shares (the “ADS Ratio Change”). For existing ADS holders, the ADS Ratio Change had the same effect as a one-for-five reverse ADS split.

Receipt of De-Listing Notice

On May 22, 2024, we received a determination letter from Nasdaq notifying us that Nasdaq had determined to delist our ADSs from the Nasdaq Global Select Market based upon our non-compliance with the minimum market value of publicly held shares (“MVPHS”) requirement of the Nasdaq Listing Rules applicable to companies listed on the Nasdaq Global Select Market. We have submitted a request for a hearing before the Hearings Panel (the “Panel”) and that request has automatically stayed any suspension or delisting action pending the hearing and the expiration of any additional extension period granted by the Panel following the hearing. There can be no assurance that the Panel will grant us an additional extension period following a hearing or that we will ultimately satisfy the minimum MVPHS requirement and other applicable requirements for continued listing on Nasdaq. If the ADSs are delisted from Nasdaq and we are unable to successfully transfer the listing of the ADSs to the Nasdaq Capital Market, the ADSs would likely then trade only in the over-the-counter market, which would adversely affect the liquidity and marketability of our ADSs.

RISK FACTORS

An investment in our securities involves a high degree of risk. Our business, financial condition or results of operations could be adversely affected by any of these risks. You should carefully consider the risks described below, in our Annual Report on Form 20-F filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 30, 2024, and in the other information contained or incorporated by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of the ADSs to decline, resulting in a loss of all or part of your investment.

Risks Related to Ownership of the ADSs

Our failure to meet the continued listing requirements of Nasdaq could result in a de-listing of the ADSs and penny stock trading.

There can be no assurance that we will be able to meet all of the criteria necessary for Nasdaq to allow us to remain listed.

On November 21, 2023, we received a deficiency letter from the Listing Qualifications Department of Nasdaq (the “Staff”) notifying us that we were not in compliance with the minimum market value of publicly held shares (“MVPHS”) requirement of the Nasdaq Listing Rules applicable to companies listed on the Nasdaq Global Select Market. For continued listing on the Nasdaq Global Select Market, registrants are required to maintain a minimum MVPHS of US$15 million. A failure to meet the minimum MVPHS requirement exists if the deficiency continues for a period of 30 consecutive business days. In accordance with the Nasdaq Listing Rules, we had 180 calendar days from the date of the deficiency notice, or until May 20, 2024, to regain compliance with the minimum MVPHS requirement.

On May 22, 2024, we received a determination letter (the “Determination Letter”) from the Staff notifying us that we had not regained compliance with the MVPHS Requirement by May 20, 2024 and that, unless we timely requested a hearing before a Hearings Panel (the “Panel”), trading of the ADSs would be suspended and the ADSs would be delisted.  We have submitted a request for a hearing before the Panel and that request has automatically stayed any suspension or delisting action pending the hearing and the expiration of any additional extension period granted by the Panel following the hearing. Pursuant to the Nasdaq Listing Rules, the Panel has the authority to grant an extension to a date no later than November 18, 2024 in order to regain compliance. There can be no assurance that the Panel will grant us an additional extension period following a hearing or that we will ultimately satisfy the minimum MVPHS requirement and other applicable requirements for continued listing on the Nasdaq Stock Market.

We had also received a deficiency letter from the Staff, in April of 2023, that for the preceding 30 consecutive business days, the ADSs did not maintain a minimum closing bid price of $1.00 (the “Minimum Bid Price Requirement”) per ADS, as required by Nasdaq Listing Rule 5450(a)(1). To satisfy the Minimum Bid Price Requirement, we effected the ADS Ratio Change on February 23, 2024, pursuant to which the ADS to A Ordinary Share ratio changed from one ADS representing four A Ordinary Shares to one ADS representing 20 A Ordinary Shares. For existing ADS holders, the ADS Ratio Change had the same effect as a one-for-five reverse ADS split. On March 8, 2024, the Staff notified us that they determined that we regained compliance with Listing Rule 5450(a)(1). However, there can be no assurance that the ADSs will continue to meet the Minimum Bid Price Requirement.

If the ADSs are ultimately delisted from Nasdaq and we are unable to successfully transfer the listing of the ADSs to the Nasdaq Capital Market, the ADSs would likely then trade only in the over-the-counter market and the market liquidity of the ADSs could be adversely affected and their market price could decrease. If the ADSs were to trade on the over-the-counter market, selling the ADSs could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and we could face significant material adverse consequences, including: a limited availability of market quotations for our securities; reduced liquidity with respect to our securities; a determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities; a reduced amount of news and analyst coverage for our company; and a decreased ability to issue additional securities or obtain additional financing in the future. These factors could result in lower prices and larger spreads in the bid and ask prices for the ADSs and would substantially impair our ability to raise additional funds and could result in a loss of institutional investor interest and fewer development opportunities for us.

OFFER STATISTICS AND EXPECTED TIMETABLE

Pursuant to General Instruction I.B.5, in no event will we sell securities pursuant to this prospectus with a value of more than one-third of the aggregate market value of our ADSs held by non-affiliates in any 12-month period, so long as the aggregate market value of our ADSs held by non-affiliates is less than $75,000,000.  The actual price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the Commission and specifically incorporated herein by reference.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for potential future acquisitions and for general corporate purposes, which may include the repayment of debt, continued product development and commercialization.  Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus incorporates by reference or contains summary descriptions of the A Ordinary Shares, warrants, debt securities, subscription rights and units that we may offer and sell from time to time. We may issue the debt securities as exchangeable and/or convertible debt securities exchangeable for or convertible into A Ordinary Shares.  When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our constitution and by applicable Irish law and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by the terms set forth in that prospectus supplement.

We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities only in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

A description of our A Ordinary Shares can be found in our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference.

DESCRIPTION OF ADSs REPRESENTING OUR ORDINARY SHARES

The primary trading market for our ADSs is the NASDAQ Global Select Market, where our ADSs are listed and traded under the symbol “TRIB”. Following the ADS Ratio Change, the ratio of ADSs to underlying A Ordinary Shares is now 1 ADS : 20 A Ordinary Shares. For a description of the ADSs, please refer to the Description of Securities Other than Equity Securities – American Depositary Shares, in our Annual Report on Form 20-F for the year ended December 31, 2023, which is incorporated herein by reference. Because that description is a summary, it may not contain all of the information important to you. Accordingly, that description is qualified entirely by reference to the Deposit Agreement and the form of American Depositary Receipt, which are filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

DESCRIPTION OF WARRANTS

We may issue warrants to purchase A Ordinary Shares and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement.  Below is a description of certain general terms and provisions of the warrants that we may offer.  Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	the designation, amount, and terms of the securities purchasable upon exercise of the warrants;
•	if applicable, the exercise price for A Ordinary Shares and the number of A Ordinary Shares to be received upon exercise of the warrants;
•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;
•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•
whether the warrants will be issued in fully registered form or bearer form, in definitive or global form, or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;
•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, or other agents;
•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•	if applicable, the date from and after which the warrants and the A Ordinary Shares and/or debt securities will be separately transferable;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any other time;
•	information with respect to book-entry procedures, if any;
•	the anti-dilution provisions of the warrants, if any;
•	any redemption or call provisions;
•	whether the warrants are to be sold separately or with other securities as parts of units; and
•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities together with other securities or separately, as described in the applicable prospectus supplement, under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement.  The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture.  The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount.  We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the Commission.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;
•	the aggregate principal amount;
•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;
•	any limit on the aggregate principal amount;
•	the date or dates on which principal is payable;
•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;
•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;
•	the place or places where principal and, if applicable, premium and interest, is payable;
•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;
•	the denominations in which such debt securities may be issuable, if other than denomination of $1,000, or any integral multiple of that number;
•	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;
•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;
•	the currency of denomination;
•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;
•
if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

•
if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;
•	any events of default;
•	the terms and conditions, if any, for conversion into or exchange for A Ordinary Shares or ADSs;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and
•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.

One or more debt securities may be sold at a substantial discount below their stated principal amount.  We may also issue debt securities in bearer form, with or without coupons.  If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units.  If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our A Ordinary Shares. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;
•	the exercise price payable for each A Ordinary Share upon the exercise of the subscription rights;
•	the number of subscription rights to be issued to each shareholder;
•	the number and terms of the A Ordinary Shares which may be purchased per each subscription right;
•	the extent to which the subscription rights are transferable;
•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and
•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the Commission if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see the sections entitled “Where You Can Find More Information” and “Incorporation of Information by Reference”. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement will describe:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the Commission if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see the sections entitled “Where You Can Find More Information” and “Incorporation of Information by Reference”. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

TAXATION

The material Irish and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any securities offered by the prospectus will be set forth in a supplement to this prospectus.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in any one or more of the following methods from time to time:

•	to or through one or more underwriters on a firm commitment or best efforts basis;
•
to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents;
•	through privately negotiated transactions;
•	directly to purchasers, including our affiliates;
•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;
•	exchange distributions and/or secondary distributions;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	to one or more underwriters for resale to the public or to investors;
•	in “at the market offerings,” to or through a market maker or into an existing trading market, on an exchange or otherwise;
•	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;
•	transactions in options, swaps or other derivatives that may or may not be listed on an exchange; or
•	in any combination of these methods of sale.

The prospectus supplement with respect to any offering of our securities will set forth the terms of the offering, including:

•	the name or names and addresses of any underwriters, dealers or agents;
•	the purchase price of the securities and the proceeds to us from the sale;
•	any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation;
•	the public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers;
•	any securities exchanges or markets on which such securities may be listed; and
•	any delayed delivery arrangements.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices, or in a combination of any of the above noted pricing methods.

If securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to sell the securities. If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Maximum compensation to any underwriters, dealers or agents will not exceed any applicable Financial Industry Regulatory Authority, or FINRA, limitations. In particular, in compliance with the guidelines of FINRA, the aggregate maximum fees or other items of value to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this registration statement.

Our securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to conditions precedent and that the underwriters with respect to a sale of securities will be obligated to purchase all of those securities if they purchase any of those securities.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those securities.

If a dealer is utilized in the sales of securities in respect of which this prospectus is delivered, we will sell those securities to the dealer as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. Any reselling dealer may be deemed to be an underwriter, as the term is defined in the Securities Act of 1933, as amended (the “Securities Act”) of the securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale of those securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those securities. The terms of any sales of this type will be described in the related prospectus supplement.

We also may sell directly to investors through subscription rights distributed to our shareholders on a pro rata basis. In connection with any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Underwriters, dealers, agents and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.  We may use underwriters, dealers, agents and remarketing firms with whom we have a material relationship.  We will describe in the prospectus supplement, naming the underwriter, dealers, agents and/or remarketing firm and the nature of any such relationship.

If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payments and delivery on a future date. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of those contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for the Company or any of its subsidiaries. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities.

The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with the Company or any of its subsidiaries and will describe the remarketing firm's compensation.  Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.  Remarketing firms may be entitled under agreements that may be entered into with the Company or any of its subsidiaries to indemnification by the Company or any of its subsidiaries against certain civil liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for the Company or any of its subsidiaries in the ordinary course of business.

Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts.  These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

In connection with the offering of securities, persons participating in the offering, such as any underwriters, may purchase and sell securities in the open market.  These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering.  Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities, and syndicate short positions involve the sale by underwriters of a greater number of securities than they are required to purchase from any issuer in the offering.  Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the securities sold in the offering for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions.  These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might prevail in the open market, and these activities, if commenced, may be discontinued at any time.

An underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934 (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriter to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. These activities may cause the price of our securities to be higher than it would otherwise be on the open market. The underwriter may discontinue any of these activities at any time.

All securities we offer will be new issues of securities, with no established trading market (other than A Ordinary Shares, which are traded via our ADSs). Underwriters may make a market in these securities, but will not be obligated to do so and may discontinue market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the A Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.

AUTHORIZED REPRESENTATIVE

Our authorized representative in the United States for this offering as required pursuant to Section 6(a) of the Securities Act is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711.

OFFERING EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the Commission registration fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

Securities and Exchange Commission registration fee		$7,380
FINRA filing fee	$	*
Legal fees and expenses	$	*
Accountants’ fees and expenses	$	*
Printing fees	$	*
Miscellaneous		-
Total	$	*

*	These fees and expenses will be based upon the number of securities offerings and the amount of securities offered and accordingly cannot be estimated at this time.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, and in our Reports of Foreign Private Issuer on Form 6-K filed under the Exchange Act and incorporated by reference or disclosed herein, no reportable material changes have occurred since December 31, 2023.

LEGAL MATTERS

Carter Ledyard & Milburn LLP, New York, New York, will be passing upon matters of United States law for us with respect to securities offered by this prospectus and any accompanying prospectus supplement. The validity of the securities offered hereunder will be passed upon for us by Matheson LLP, Dublin, Ireland.

EXPERTS

The consolidated financial statements of Trinity Biotech plc and the Statement of Assets Acquired and Liabilities Assumed of Waveform Technologies, Inc. incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form F-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and the securities offered hereby, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

You may read and copy all or any portion of the registration statement without charge at the public reference room of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. Copies of the registration statement may be obtained from the Commission at prescribed rates from the public reference room of the Commission at such address. You may obtain information regarding the operation of the public reference room by calling 1-800-SEC-0330. In addition, registration statements and certain other filings made with the Commission electronically are publicly available through the Commission’s website at www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the Commission. You may also read all or any portion of the registration statement and certain other filings made with the Commission on our website at www.trinitybiotech.com. The information contained in, and that can be accessed through, our website is not incorporated into and is not part of this prospectus.

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including Annual Reports on Form 20-F by April 30 of each year. We also furnish to the Commission under cover of Form 6-K material information required to be made public in Ireland, filed with and made public by any stock exchange or distributed by us to our shareholders.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We file annual and special reports and other information with the Commission (File Number 000-22320).  These filings contain important information which does not appear in this prospectus. The Commission allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the Commission.  We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the Commission on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered.

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the Commission on April 30, 2024 (the “Annual Report”);
•	our reports of foreign private issuer on Form 6-K (including exhibits thereto) furnished to the Commission on April 30, 2024, and May 28, 2024;
•	a description of the ADSs and the A Ordinary Shares is contained in the Annual Report;
•	any future reports on Form 6-K to the extent that we indicate they are incorporated by reference into this registration statement.

We are also incorporating by reference (i) all subsequent annual reports on Form 20-F that we file with the Commission and certain reports on Form 6-K that we furnish to the Commission after the date of the initial filing of and prior to the effectiveness of the registration statement of which this prospectus forms a part, and (ii) all such annual reports and certain reports on Form 6-K that we file after the effectiveness of the registration statement of which this prospectus forms a part, until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated (in each case, if such Form 6-K states that it is incorporated by reference into this prospectus).

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference.  Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to Trinity Biotech plc, IDA Business Park, Bray, County Wicklow, Ireland., Attn: Corporate Secretary, telephone number +(353) 1 276 9800. You may also obtain information about us by visiting our website at www.trinitybiotech.com. Information contained in our website is not part of this prospectus.

You should rely only on the information contained or incorporated in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not rely on any other representations. Our affairs may change after this prospectus or any supplement is distributed. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. You should read all information supplementing this prospectus.

We are an Irish company and are a “foreign private issuer” as defined in Rule 3b-4 under the Securities Exchange Act of 1934, or Exchange Act.  As a result, (i) our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, (ii) transactions in our equity securities by our officers, directors and principal shareholders are exempt from Section 16 of the Exchange Act; and (iii) we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

Service of process upon us and upon our directors and officers and the Irish experts named in this prospectus, most of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because a significant portion of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been advised by counsel that the United States currently does not have a treaty with Ireland providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be recognized or enforceable in Ireland.

A judgment of the U.S. courts will be enforced by the Irish courts, by way of separate action in Ireland, if the following general requirements are met: (i) the debt is for a liquidated or defined sum; (ii) the procedural rules of the U.S. court must have been observed and the U.S. court must have had jurisdiction in relation to the particular defendant according to Irish conflict of law rules (the submission to jurisdiction by the defendant would satisfy this rule); and (iii) the judgment must be final and conclusive and the decree must be final and unalterable in the court which pronounces it. A judgment can be final and conclusive even if it is subject to appeal or even if an appeal is pending. If the effect of lodging an appeal under the applicable law is to stay execution of the judgment, it is possible that, in the meantime, the judgment should not be actionable in Ireland. It remains to be determined whether final judgment given in default of appearance is final and conclusive. However, the Irish courts may refuse to enforce a judgment of the U.S. courts which meets the above requirements for one of the following reasons: (a) if the judgment is not for a debt or a definite sum of money; (b) if the judgment was obtained or alleged to have been obtained by fraud; (c) if the process and decision of the U.S. Courts were contrary to natural or constitutional justice under the laws of Ireland and if the enforcement of the judgment in Ireland would be contrary to natural or constitutional justice; (d) if the judgment is contrary to Irish public policy or involves certain United States laws which will not be enforced in Ireland or constitute the enforcement of a judgment of a penal or taxation nature; (e) if jurisdiction cannot be obtained by the Irish courts over the judgment debtors in the enforcement proceedings by personal service in Ireland or outside Ireland under Order 11 of the Irish Superior Courts Rules; (f) there is no practical benefit to the party in whose favor the foreign judgment is made in seeking to have that judgment enforced in Ireland, or (g) if the judgment is not consistent with a judgment of an Irish court in respect of the same matter.

We have irrevocably appointed Puglisi & Associates as our agent to receive service of process in any action against us in the state and federal courts sitting in the City of New York, Borough of Manhattan arising out of this offering or any purchase or sale of securities in connection therewith. We have not given consent for this agent to accept service of process in connection with any other claim.

$1,870,000

TRINITY BIOTECH PLC

American Depositary Shares representing A Ordinary Shares

PROSPECTUS SUPPLEMENT

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Craig-Hallum

August 28, 2024